Exhibit 99

PRESS RELEASE

For Release:	November 1, 2017
Nasdaq:	MFNC
Contact:	Paul D. Tobias, (248) 290-5901 / ptobias@bankmbank.com
Jesse A. Deering, (248) 290-5906 /jdeering@bankmbank.com
Website:	www.bankmbank.com

MACKINAC FINANCIAL CORPORATION ANNOUNCES THIRD QUARTER 2017 RESULTS

Manistique, Michigan — Mackinac Financial Corporation (Nasdaq: MFNC) (the “Corporation”), the bank holding company for mBank, today announced third quarter 2017 net income of $2.093 million, or $.33 per share, compared to net income of $1.778 million or $.28 per share for the third quarter of 2016.  Net income for the first nine months of 2017 totaled $5.499 million, or $.88 per share, compared to $2.785 million, or $.45 per share, for the same period in 2016.  Total assets of the Corporation at September 30, 2017 totaled $1.015 billion, compared to $959.121 million at September 30, 2016.  Weighted average shares for 2017 totaled 6,286,772 compared to 6,226,900 shares in the same period of 2016.

The period-to-period comparison above includes the effect of the Corporation’s April 2016 acquisition of First National Bank of Eagle River (“Eagle River”) and August 2016 acquisition of Niagara Bancorporation (“Niagara”).  In connection with these acquisitions, the Corporation had aggregate GAAP pre-tax transaction related expenses totaling $2.928 million recorded in the second and third quarters of 2016. These costs, largely associated with the early termination of the Eagle River data processing system in June, reduced the reported nine-month 2016 income by $1.932 million, or $.31 per share, on an after-tax basis.  The adjusted 2016 nine-month net income (exclusive of the transaction related expenses) equates to $4.718 million, or $.76 per share.  The transaction expense impact in the third quarter of 2016 was $237 thousand, or $.04 per share, the exclusion of which results in adjusted net income $2.015 million, or $.32 per share, for the quarter.

Highlights for the first nine months of 2017 include:

•                  mBank, the Corporation’s subsidiary bank, recorded nine-month net income of $6.543 million compared to $3.953 million in 2016.  Excluding $2.512 million of transaction related expenses ($1.658 million after tax), net income was $5.611 million for the first nine months of 2016.  The adjusted year-over-year increase equates to 17%.

•                  Total shareholder equity increased $4.364 million year-over-year from $78.285 million in September 2016 to $82.649 million in 2017.

•                  Total interest income was $32.985 million through September 2017 compared to $27.398 million for the same period in 2016, a 20% increase.

•                  Net interest margin remains solid, at 4.21%.  Net interest income increased from $23.980 million in 2016 to $28.274 million in 2017, an 18% increase.

•                  Credit quality remains strong with a Texas Ratio of 9.34% as of September 30, 2017.

Loans and Nonperforming Assets

Total loans at September 30, 2017 were $808.149 million an increase from $756.804 million at September 30, 2016. In addition to the balance sheet loan totals, the Corporation services $204.078 million of sold mortgage loans and $39.737 million of sold SBA and USDA loans. Total loans under management as of third quarter end were $1.052 billion.

New loan production totaled $211.750 million, with the Upper Peninsula contributing $95.3 million, the Northern Lower Peninsula $38.9 million, Southeast Michigan $36.5 million, Wisconsin $18.1 million and Mackinac Commercial Credit, the Bank’s asset based lending division, $22.9 million.  Commercial loan production accounted for $106.0 million of the total, with consumer loans, primarily 1-4 family mortgages, totaling $82.8 million, inclusive of $48.8 million of secondary market originations. Commenting on new loan production and overall lending activities, Kelly W. George, President and CEO of mBank stated, “We are pleased to have had consistent loan production thus far in 2017 compared to 2016 especially within our asset based lending division which has had its most productive year since its inception with strong growth.  As expected, we have also seen good momentum and production within the markets we entered last year in Northern Wisconsin.  Market pricing remains competitive in all our regions as commercial clients continually gravitate to more fixed rate lending structures.  Our mix of loans remains very good with diversification amongst industry types.  We have passed on some lending opportunities for non-owner occupied commercial real estate to ensure prudent balance sheet risk management in the event of an economic downturn. As expected, our seasonal lending months throughout our northern regions saw an uptick in our mortgage lending activities and income levels from our secondary market mortgage sales along with increased SBA loans sales.”

Nonperforming assets totaled $7.478 million, or .74% of total assets at September 30, 2017 compared to $7.938 million, or .83% of total assets at September 30, 2016.  Total loan delinquencies greater than 30 days resided at a nominal .50%, or $4.164 million. George, commenting on credit quality stated, “Our loan portfolio remains sound with no material weaknesses within any of our lines.  Purchase accounting marks from diligence on the loans acquired from the two 2016 acquisitions have proven sound with positive resolutions accreting to the bank’s earnings. The positive trends in our nonperforming asset totals, Texas ratio, and delinquencies are the result of our steadfast underwriting requirements and focus on proactive loan administration.  With further increases expected in the Prime rate and other variable rate indexes for 2018, we are actively monitoring variable rate borrowers through increasing “shock” tests on their cash flows to determine future stress in any business segment which at this point remains well controlled.”

Margin/Deposit Analysis

Net interest income for the first nine months of 2017 increased to $28.274 million, a 4.21% net interest margin compared to $23.980 million, or 4.21%, in 2016.  Total deposits of $835.203 million September 30, 2017 compared to $807.180 at the same date in 2016.  George, commenting on deposits and overall liquidity, stated “Our net interest margin continues to hold up well even with the various pricing impacts of the Fed rate movements and the flat yield curve.  Focus on current and long-term asset and liability pricing will remain important as we move through this rate cycle to protect our margin.  As we have stated in the past, the Corporation maintains a strong short-term liquidity position made up of various components of core and wholesale funding sources, as well as unpledged investments to support loan growth and operations.  Our funding mix and liquidity will shift slightly throughout the year with the seasonality of some business clients, but the other sources allow for numerous funding instruments to help prudently manage long term interest rate risk.  Liability side focus will remain centered on growing our core deposit levels as these comparatively inexpensive deposits in relation to wholesale sources will continue to prove more and more valuable as rates continue to increase.”

Noninterest Income/Expense

Noninterest income, at $2.724 million, was $287 thousand behind the September 30, 2016 level of $3.012 million. The primary reason for the variance to 2016 was the timing of the customary sales of SBA loans which are anticipated to normalize for the year.  Noninterest expense was $22.418 million for the first three quarters of 2017 compared to $22.376 million for the same period of 2016.  The 2016 total included $2.928 million of transaction-related expenses. Excluding these charges, noninterest expense totaled $19.448 million in the first nine months of 2016.  The largest increase in operating expenses compared to 2016 were salaries, benefits and occupancy expense; areas that are directly impacted by increased operating scale primarily related to the acquisitions of Eagle River and Niagara. The Bank was able to achieve the expected level of cost efficiencies contemplated with the 2016 acquisitions with noninterest expense to total average assets of 2.85% at September 30, 2017 improving from 2.95%, net of transaction expenses, at September 30, 2016 which ratio remains in-line with peer averages.

Assets and Capital

Total assets of the Corporation at September 30, 2017 were $1.015 billion, up $56.0 million from the $959.121 million of total assets at September 30, 2016.  Total common shareholders’ equity at September 30, 2017 was $82.649 million, or $13.13 per share, compared to $78.285 million, or $12.50 per share at September 30, 2016.  Capital levels remain consistent with past periods as Tier 1 Common Equity resided at 6.82% of average assets at the Corporation and 8.88% at mBank.

In closure, Chairman and CEO of the Corporation Paul D. Tobias stated, “We are very pleased with the consistency of our earnings in 2017 after acquiring and integrating two banks in 2016.  Our diligence on expense efficiencies and the respective loan portfolios has proven accurate.  We remain mindful of our cost structure and efficiency ratio which has improved compared to 2016 adjusted levels, even with some inherent expenses of becoming a billion-dollar company.  We will continue to grow the company organically through focus on our core business lines and remain opportunistic as to future accretive and strategic acquisition opportunities. We believe additional scale will positively impact efficiency and continue our progress in earnings performance, building shareholder value and increasing our dividend.”

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $1 billion and whose common stock is traded on the NASDAQ stock market as “MFNC.”   The principal subsidiary of the Corporation is mBank.  Headquartered in Manistique, Michigan, mBank has 23 branch locations; twelve in the Upper Peninsula, four in the Northern Lower Peninsula, one in Oakland County, Michigan and seven in Northern Wisconsin.  The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” “view,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance.  These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission.  These and other factors may cause decisions and actual results to differ materially from current expectations.  Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

	As of and For the	As of and For the	As of and For the
	Period Ending	Year Ending	Period Ending
	September 30,	December 31,	September 30,
(Dollars in thousands, except per share data)	2017	2016	2016
	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$1,015,070	$983,520	$959,121
Loans	808,149	781,857	756,804
Investment securities	85,009	86,273	88,886
Deposits	835,203	823,512	807,180
Borrowings	91,397	67,579	67,730
Shareholders’ equity	82,649	78,609	78,285

Selected Statements of Income Data nine months and year ended):
Net interest income	$28,274	$33,098	$23,980
Income before taxes	8,180	6,766	4,266
Net income	5,499	4,483	2,785
Income per common share - Basic	.88	.72	.45
Income per common share - Diluted	.87	.72	.45
Weighted average shares outstanding	6,286,722	6,236,067	6,226,900
Weighted average shares outstanding- Diluted	6,310,866	6,268,703	6,255,803

Three Months Ended:
Net interest income	$9,789	$9,118	$8,696
Income before taxes	3,018	2,500	2,700
Net income	2,093	1,698	1,778
Income per common share - Basic	.33	.27	.29
Income per common share - Diluted	.33	.27	.28
Weighted average shares outstanding	6,294,930	6,263,371	6,238,756
Weighted average shares outstanding- Diluted	6,318,488	6,316,452	6,284,359

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	4.21%	4.19%	4.21%
Efficiency ratio	71.09	79.69	82.89
Return on average assets	.74	.52	.45
Return on average equity	9.10	5.73	4.75

Average total assets	$995,442	$865,573	$834,378
Average total shareholders’ equity	80,833	78,300	78,264
Average loans to average deposits ratio	95.42%	98.14%	98.84%

Common Share Data at end of period:
Market price per common share	$15.50	$13.47	$11.49
Book value per common share	13.13	12.55	12.50
Tangible book value per share	11.91	11.29	11.23
Dividends paid per share, annualized	.480	.400	.400
Common shares outstanding	6,294,930	6,263,371	6,263,371

Other Data at end of period:
Allowance for loan losses	$5,130	$5,020	$4,862
Non-performing assets	$7,478	$8,906	$7,938
Allowance for loan losses to total loans	.63%	.64%	.64%
Non-performing assets to total assets	.74%	.91%	.83%
Texas ratio	9.34%	11.76%	10.55%

Number of:
Branch locations	23	23	23
FTE Employees	233	222	218

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,	September 30,
	2017	2016	2016
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$52,676	$44,620	$46,200
Federal funds sold	5,006	2,135	2,415
Cash and cash equivalents	57,682	46,755	48,615

Interest-bearing deposits in other financial institutions	13,374	14,047	14,047
Securities available for sale	85,009	86,273	88,886
Federal Home Loan Bank stock	3,250	2,911	2,926

Loans:
Commercial	572,799	543,573	513,266
Mortgage	217,103	218,171	222,840
Consumer	18,247	20,113	20,698
Total Loans	808,149	781,857	756,804
Allowance for loan losses	(5,130)	(5,020)	(4,862)
Net loans	803,019	776,837	751,942

Premises and equipment	16,619	15,891	16,028
Other real estate held for sale	4,413	4,782	3,269
Deferred tax asset	6,266	8,760	9,287
Deposit based intangibles	1,985	2,172	2,235
Goodwill	5,694	5,694	5,694
Other assets	17,759	19,398	16,192

TOTAL ASSETS	$1,015,070	$983,520	$959,121

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest bearing deposits	$162,142	$164,179	$163,278
NOW, money market, interest checking	275,854	286,622	287,097
Savings	61,832	58,315	60,322
CDs<$250,000	144,031	141,629	150,170
CDs>$250,000	9,126	8,489	9,015
Brokered	182,218	164,278	137,298
Total deposits	835,203	823,512	807,180

Federal funds purchased	—	6,000	—
Borrowings	91,397	67,579	67,730
Other liabilities	5,821	7,820	5,926
Total liabilities	932,421	904,911	880,836

SHAREHOLDERS’ EQUITY:
Common stock and additional paid in capital - No par value
Authorized - 18,000,000 shares
Issued and outstanding - 6,294,930; 6,263,371; and 6,263,371 shares respectively	61,881	61,583	61,433
Retained earnings	20,439	17,206	16,115
Accumulated other comprehensive income
Unrealized gains (losses) on available for sale securities	407	(102)	786
Minimum pension liability	(78)	(78)	(49)

Total shareholders’ equity	82,649	78,609	78,285

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,015,070	$983,520	$959,121

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$10,799	$9,441	$31,016	$26,085
Tax-exempt	21	19	73	34
Interest on securities:
Taxable	401	387	1,195	953
Tax-exempt	72	57	226	114
Other interest income	230	91	475	212
Total interest income	11,523	9,995	32,985	27,398

INTEREST EXPENSE:
Deposits	1,157	870	3,170	2,410
Borrowings	577	429	1,541	1,008
Total interest expense	1,734	1,299	4,711	3,418

Net interest income	9,789	8,696	28,274	23,980
Provision for loan losses	200	200	400	350
Net interest income after provision for loan losses	9,589	8,496	27,874	23,630

OTHER INCOME:
Deposit service fees	262	259	803	723
Income from loans sold on the secondary market	434	512	1,048	1,118
SBA/USDA loan sale gains	278	551	426	717
Mortgage servicing income	(6)	(12)	(24)	(74)
Net security gains	38	40	38	149
Other	147	139	433	379
Total other income	1,153	1,489	2,724	3,012

OTHER EXPENSE:
Salaries and employee benefits	3,934	3,687	11,388	10,592
Occupancy	761	680	2,322	1,960
Furniture and equipment	616	440	1,640	1,248
Data processing	533	440	1,482	1,118
Advertising	227	157	524	494
Professional service fees	323	309	1,049	807
Loan and deposit	181	152	515	434
Writedowns and losses on other real estate held for sale	43	60	298	62
FDIC insurance assessment	210	131	556	356
Telephone	154	140	445	374
Transaction related expenses	—	359	—	2,928
Other	742	730	2,199	2,003
Total other expenses	7,724	7,285	22,418	22,376

Income before provision for income taxes	3,018	2,700	8,180	4,266
Provision for income taxes	925	922	2,681	1,481

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	2,093	1,778	5,499	2,785

INCOME PER COMMON SHARE:
Basic	$.33	$.29	$.88	$.45
Diluted	$.33	$.28	$.87	$.45

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

LOAN PORTFOLIO AND CREDIT QUALITY

(Dollars in thousands)

Loan Portfolio Balances (at end of period):

	September 30,	December 31,	September 30,
	2017	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)
Commercial Loans:
Real estate - operators of nonresidential buildings	$116,526	$121,861	$110,252
Hospitality and tourism	74,500	68,025	53,182
Lessors of residential buildings	31,985	27,590	23,939
Gasoline stations and convenience stores	20,210	20,509	20,286
Logging	16,363	19,903	19,203
Commercial construction	8,892	11,505	14,343
Other	304,323	274,180	272,061
Total Commercial Loans	572,799	543,573	513,266

1-4 family residential real estate	204,419	205,945	211,072
Consumer	18,247	20,113	20,698
Consumer construction	12,684	12,226	11,768

Total Loans	$808,149	$781,857	$756,804

Credit Quality (at end of period):

	September 30,	December 31,	September 30,
	2017	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)
Nonperforming Assets :
Nonaccrual loans	$2,964	$3,959	$4,498
Loans past due 90 days or more	—	—	32
Restructured loans	101	165	139
Total nonperforming loans	3,065	4,124	4,669
Other real estate owned	4,413	4,782	3,269
Total nonperforming assets	$7,478	$8,906	$7,938
Nonperforming loans as a % of loans	.38%	.53%	.62%
Nonperforming assets as a % of assets	.74%	.91%	.83%
Reserve for Loan Losses:
At period end	$5,130	$5,020	$4,862
As a % of average loans	.63%	.64%	.71%
As a % of nonperforming loans	167.37%	121.73%	104.13%
As a % of nonaccrual loans	173.08%	126.80%	108.09%
Texas Ratio	9.34%	11.76%	10.55%

Charge-off Information (year to date):
Average loans	$803,825	$703,047	$680,027
Net charge-offs (recoveries)	$290	$584	$492
Charge-offs as a % of average loans, annualized	.05%	.08%	.10%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	September 30,	June 30	March 31	December 31	September 30
	2017	2017	2017	2016	2016
BALANCE SHEET (Dollars in thousands)

Total loans	$808,149	$790,753	$786,546	$781,857	$756,804
Allowance for loan losses	(5,130)	(5,133)	(5,146)	(5,020)	(4,862)
Total loans, net	803,019	785,620	781,400	776,837	751,942
Total assets	1,015,070	1,027,450	976,635	983,520	959,121
Core deposits	643,859	621,303	633,160	650,745	660,867
Noncore deposits	191,344	226,942	188,660	172,767	146,313
Total deposits	835,203	848,245	821,820	823,512	807,180
Total borrowings	91,397	92,024	66,279	67,579	67,730
Total shareholders’ equity	82,649	81,313	80,009	78,609	78,285
Total tangible equity	74,970	73,572	72,205	70,743	70,356
Total shares outstanding	6,294,930	6,294,930	6,294,930	6,263,371	6,263,371
Weighted average shares outstanding	6,294,930	6,294,930	6,270,034	6,263,371	6,238,756

AVERAGE BALANCES (Dollars in thousands)

Assets	$1,021,152	$984,236	$980,491	$958,781	$930,353
Loans	803,825	787,143	782,477	771,279	734,702
Deposits	841,699	820,375	825,309	800,508	780,265
Equity	82,162	81,013	79,293	78,406	78,027

INCOME STATEMENT (Dollars in thousands)

Net interest income	$9,789	$9,319	$9,166	$9,118	$8,696
Provision for loan losses	200	50	150	250	200
Net interest income after provision	9,589	9,269	9,016	8,868	8,496
Total noninterest income	1,153	795	776	1,141	1,489
Total noninterest expense	7,724	7,517	7,177	7,509	7,285
Income before taxes	3,018	2,547	2,615	2,500	2,700
Provision for income taxes	925	867	889	802	922
Net income available to common shareholders	$2,093	$1,680	$1,726	$1,698	$1,778
Income pre-tax, pre-provision	$3,218	$2,597	$2,765	$2,750	$2,900

PER SHARE DATA

Earnings	$.33	$.27	$.28	$.27	$.29
Book value per common share	13.13	12.92	12.71	12.55	12.50
Tangible book value per share	11.91	11.69	11.47	11.29	11.23
Market value, closing price	15.50	13.99	13.72	13.47	11.49
Dividends per share	.120	.120	.120	.100	.100

ASSET QUALITY RATIOS

Nonperforming loans/total loans	.38%	.47%	.47%	.53%	.62%
Nonperforming assets/total assets	.74	.76	.84	.91	.83
Allowance for loan losses/total loans	.63	.65	.65	.64	.64
Allowance for loan losses/nonperforming loans	167.37	136.95	137.96	121.73	104.13
Texas ratio	9.34	9.91	10.60	11.76	10.55

PROFITABILITY RATIOS

Return on average assets	.81%	.68%	.71%	.70%	.76%
Return on average equity	10.11	8.32	8.83	8.62	9.06
Net interest margin	4.23	4.24	4.19	4.14	4.18
Average loans/average deposits	95.50	95.95	94.81	96.35	94.16

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	6.82%	7.02%	6.77%	7.18%	7.29%
Tier 1 capital to risk weighted assets	8.47	8.57	8.49	8.80	8.22
Total capital to risk weighted assets	9.10	9.21	9.15	9.45	8.81
Average equity/average assets (for the quarter)	8.05	8.23	8.09	8.18	8.39
Tangible equity/tangible assets (at quarter end)	7.44	7.22	7.45	7.25	7.40